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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                         UNDER
                               THE SECURITIES ACT OF 1933

                                CENTRAL NEWSPAPERS, INC.
                 (Exact name of Registrant as specified in its charter)

     Indiana                                      35-0220660
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                             135 North Pennsylvania Street
                                       Suite 1200
                                 Indianapolis, Indiana                46204
                        (Address of Principal Executive Offices) (Zip Code)

                    CENTRAL NEWSPAPERS, INC. STOCK COMPENSATION PLAN
                                (Full title of the plan)

     FRANK E. RUSSELL                        Copy to:
     President                               STEVEN W. THORNTON
     Central Newspapers, Inc.                Barnes & Thornburg
     135 North Pennsylvania Street           1313 Merchants Bank Building
     Suite 1200                              11 S. Meridian Street
     Indianapolis, Indiana  46204            Indianapolis, Indiana 46204
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     (Name and address of agent for service)
     Telephone number of agent for service:
     (317) 231-9200

                                     CALCULATION OF REGISTRATION FEE

                                            Proposed     Proposed
        Title of                            maximum      maximum        Amount
        securities           Amount         offering     aggregate      of
        to be                to be          price per    offering       registration
        registered           registered     share(1)     price(1)       fee

        Class A Common Stock,
        without par value
        per share            800,000 (2)    $27.6875     $22,150,000    $7,637.93


     (1) Estimated solely to determine the registration fee and based on the average of the high and low sales prices per share of Class A Common Stock of Central Newspapers, Inc. on July 26, 1995, pursuant to Rule 457(c) and (h).

     (2) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

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     Pursuant to Rule 429 under the Securities Act of 1933, the
     Prospectus to be used in connection with this Registration Statement also relates to 2,200,000 shares of Class A Common Stock registered pursuant to Registration Statement No. 33-37566 and Registration Statement No. 33-40776.

                                   PART I
                        INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS

          Document(s) containing information specified by Part I of the form of Registration Statement on Form S-8, promulgated under the Securities Act of 1933, as amended (the "1933 Act"), will be sent or given to participants in the Central Newspapers, Inc. Stock Compensation Plan (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Form S-8 Registration Statement (the "Registration Statement") pursuant to
     Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

          The following documents are hereby incorporated by reference into this Registration Statement:

          (1) The Annual Report on Form 10-K of Central Newspapers, Inc. (the "Registrant") for the fiscal year ended December 25, 1994;

          (2) The quarterly reports on Form 10-Q of the Registrant for the fiscal quarter ended March 25, 1995;

          (3) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") by the Registrant since December 25, 1994; and

          (4) The description of the capital stock of the Registrant contained in the Registrant s Registration Statement on Form 10, which was filed with the Commission on September 13, 1989, and all amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act prior to the filing of a post-effective amendment that indicates that all shares offered hereby have been sold or that deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed.

     Item 4.   Description of Securities.

          Not applicable.

     Item 5.   Interests of Named Experts and Counsel.

          Since September 13, 1990, Kent E. Agness has served as a member of the Board of Directors of the Registrant. Kent E. Agness is a partner of Barnes & Thornburg, the law firm that rendered the opinion attached hereto as Exhibit 6 regarding the validity of the shares of Class A Common Stock of the Registrant that are the subject of this Registration Statement.

     Item 6.   Indemnification of Directors and Officers.

          Section 6.02 of Article 6 of the Registrant s Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of the Registrant s officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in the best interests of the Registrant and, in all other cases, was not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the offcers or directors are successful, on the merits or otherwise, in the defense of any claim, issue or matter.

          The Registrant also maintains directors and officers liability insurance.

     Item 7.   Exemption from Registration Claimed.

          Not Applicable.

     Item 8.   Exhibits.

          The exhibits furnished with the Registration Statement are listed on page E-1.

     Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of
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     distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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     Page S-1

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                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and the State of Indiana, on this 26 day of July, 1995.

                              CENTRAL NEWSPAPERS, INC.


                              By   /s/ Frank E. Russell
                                   -----------------------------
                                   Frank E. Russell
                                   President and Chief Executive
                                    Officer


          Each person whose signature appears below hereby constitutes and appoints Frank E. Russell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signatures                         Title                   Date

      (1)  Principal Executive Officer:

      /s/ Frank E. Russell                                       )
      ---------------------------------                          )
          Frank E. Russell               President and           )
                                         Chief Executive Officer )
                                                                 )
                                                                 )
      (2)  Principal Financial and Accounting                    )
           Officer:                                              )July 26, 1995
                                                                 )
                                                                 )
      /s/ Wayne D. Wallace                                       )
      ---------------------------------                          )
      Wayne D. Wallace                   Treasurer and           )
                                         Chief Financial Officer )
                                                                 )
                                                                 )
      (3)  The Board of Directors:                               )
                                                                 )
      /s/ Kent E. Agness                                         )
      ---------------------------------  Director                )
      Kent E. Agness                                             )
                                                                 )
      /s/ Malcolm W. Applegate                                   )
      ---------------------------------  Director                )
      Malcolm W. Applegate                                       )
                                                                 )
      /s/ William A. Franke                                      )
      ---------------------------------  Director                )
      William A. Franke                                          )
                                                                 )
      /s/ Eugene S. Pulliam                                      )
      ---------------------------------  Director                )  July 26, 1995
      Eugene S. Pulliam                                          )
                                                                 )
      /s/ Dan Quayle                                             )
      ---------------------------------  Director                )
      Dan Quayle                                                 )
                                                                 )
      /s/ James C. Quayle                                        )
      ---------------------------------  Director                )
      James C. Quayle                                            )
                                                                 )
      /s/ Frank E. Russell                                       )
      ---------------------------------  Director                )
      Frank E. Russell                                           )
                                                                 )
      /s/ Louis A. Weil, III                                     )
      ---------------------------------  Director                )
      Louis A. Weil, III                                         )
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      Page E-1

                              INDEX TO EXHIBITS

                                                          Page No.
                                                          In
                                                          This
     Exhibit No.  Description                             Filing

          4(a)    Amended and Restated Articles of
                  Incorporation of Central  Newspapers,
                  Inc. (Filed August 10, 1989 with Form
                  S-1 Registration Statement, No.
                  33-30436).

          4(b)    Amended and Restated Code of By-Laws of
                  Central Newspapers, Inc. (Filed with
                  Form 10-K for year ended December 29,
                  1991).

          5       Opinion of Barnes & Thornburg as to     Filed
                  the legality of the securities being    Herewith
                  registered.

          23.1    Consent of Geo. S. Olive & Co., LLC.    Filed
                                                          Herewith

          23.2    Consent of Barnes & Thornburg (included
                  as part of Exhibit 5).

          24 Power of Attorney (set forth on page S-1 of this Registration Statement).


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